Exhibit 99c

Subscription Agreement

Destiny Corporate Enterprises, Inc.

1. Investment:

(a)The undersigned (“Buyer”) subscribes for _________ Shares of Common Stock of Destiny Corporate Enterprises, Inc. at $0.025 per share.

(b) Total subscription price ($0.025 times number of Shares): = $____________

PLEASE MAKE CHECKS PAYABLE TO : UNDERHILL SECURITIES CORP. FBO DESTINY CORPORATE ENTERPRISES, INC.

2.Investor Information:

Name (type or print)                       SSN/EIN/Taxpayer I.D.

__________________________                   _______________________________

E-mail address: ___________________________

Address:____________________________________

Joint Name (type or print)             SSN/EIN/Taxpayer I.D.

_____________________________           _________________________________

E-mail address: ___________________________

Address: __________________________________

Mailing Address (if different from above):_________________________________________

                                                                     Street                City/State                                  Zip

Business Phone: (    )  _____________________  Home Phone:   (   ) ____________________

3.  Type of ownership:  (You must check one box)

      .    Individual

      .    Custodian for  ________________________

      .    Tenants in Common

      .    Uniform Gifts to Minors Act of the State of: ___________

       Corporation (Inc., LLC, LP)—Please List all officers,

directors, partners, managers, etc.:

      .    Joint Tenants with rights of Survivorship

      .    Partnership (Limited Partnerships use “Corporation”)

      .    Trust

      .    Community Property

      .    Other (please explain)  ______________________________

4.Further Representations, Warrants and Covenants.   Buyer hereby represents, warrants, covenants and agrees as follows:

(a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.

(b) Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares.  The Shares are being purchased solely for Buyer’s   own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part.  Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.

(c)  Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the Shares, and (ii) a liquid net worth (that is, ne worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the Shares indefinitely.

(d)  If the Buyer is acting without a Purchaser Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the Offering.

(e) Buyer has been furnished with the Prospectus.  Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the Shares, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the Offering.

5.Acceptance of Subscription

It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.  If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder.  In the event of a partial rejection of this subscription,  Buyer’s Payment will be returned to Buyer without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.  In the event that the subscription is rejected by the Company, the subscribers funds shall be fully returned to investor within 5 business days.

6.Governing Law

This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

Signature of Buyer

Investor’s Subscription

Accepted this___ day of  ________ , 201_

_______________________________

Printed Name

Destiny Corporate Enterprises, Inc.

_______________________________

Date:

Accepted by:

________________________

________________________

Deliver completed subscription agreements and checks to:

Destiny Corporate Enterprises, Inc.

81 Dow Jones St. #8

Henderson, NV 89074